EXHIBIT 99.1

[aethlon LOGO HERE]


FOR IMMEDIATE RELEASE:                       Contact:

                                             Jeff Richardson
                                             Senior Director, Communications
                                             858.459.7800 x302
                                             jrichardson@aethlonmedical.com

                                             Dylan Hundley
                                             Senior Director, Investor Relations
                                             646-435-4069
                                             dhundley@aethlonmedical.com



                      AETHLON MEDICAL EXECUTES $8.4 MILLION
                         COMMON STOCK PURCHASE AGREEMENT


FOR IMMEDIATE RELEASE:

San Diego, CA, March 22, 2007 -Aethlon Medical, Inc., (OTCBB:AEMD) a pioneer in developing therapeutic devices for infectious disease, today announced it has entered into a $8.4 million Common Stock Purchase Agreement with Fusion Capital Fund II, LLC, a Chicago-based institutional investor. Under the agreement, the Company has agreed to sell to Fusion Capital $400,000 of its common stock on the date that a registration statement related to the transaction is filed with the Securities and Exchange Commission (SEC). The Company may sell an additional $8.0 million of common stock to Fusion Capital from time to time over a 25-month period after the SEC has declared effective the registration statement related to the transaction. The proceeds will be used to advance the commercialization of Aethlon's Hemopurifier(R) treatment technology.

Under the agreement, the Company has the right to sell shares of common stock to Fusion Capital from time to time in amounts between $32,000 and $1,000,000, depending on certain conditions, for up to $8.0 million of additional funds. The purchase price of the shares will be based on the prevailing market prices of the Company's shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to Fusion Capital. Fusion Capital has agreed not to engage in any direct or indirect short selling or hedging of the common stock in any manner whatsoever. A more detailed description of the transaction, as well as copies of the material agreements, is set forth in the Company's Form 8-K filed today with the SEC.

"We are pleased to renew our long standing relationship with Fusion Capital," commented James A. Joyce, Aethlon Chairman and CEO. "The agreement provides us with reasonable terms, fundraising flexibility, and the ability to sell our shares to Fusion Capital when we determine the share price is most advantageous for the Company," concluded Joyce.

ABOUT AETHLON MEDICAL

Aethlon Medical has developed a first-in-class medical device to assist in the treatment of infectious disease. The device, known as the Hemopurifier(R), is positioned to be a broad-spectrum treatment for drug and vaccine resistant bioweapons, naturally evolving pandemic threats, and chronic infectious disease targets including Hepatitis-C (HCV) and the Human Immunodeficiency Virus (HIV). On March 6, 2007, Aethlon submitted an Investigational Device Exemption (IDE) to the U.S. Food and Drug Administration (FDA) requesting permission to initiate human safety studies of the Aethlon Hemopurifier(R) as a treatment countermeasure against select category "A" bioterror threats. Additional studies to demonstrate utility of the Hemopurifier(R) as a countermeasure against bioterror threats are being conducted with researchers at The Centers for Disease Control and Prevention (CDC), The United States Army Medical Research Institute of Infectious Diseases (USAMRIID), and The Southwest Foundation for

Biomedical Research (SFBR). Category "A" bioterror threats are defined by the CDC as agents that pose a risk to national security; are easily disseminated or transmitted from person to person; result in high mortality rates; may cause public panic and social disruption, and require special action for public health preparedness. Global researcher, Frost & Sullivan awarded the Hemopurifier(R) the 2006 Technology Innovation Award, and The AIDS Institute presented Aethlon with the 2007 Innovative HIV Life Sciences Leadership Award. The Company has also initiated research on a second generation Hemopurifier(R) that targets the capture of growth factors inherent in the spread of Cancer. More information on Aethlon Medical and the HemopurifierTM technology can be found at WWW.AETHLONMEDICAL.COM.


CERTAIN OF THE STATEMENTS HEREIN MAY BE FORWARD-LOOKING AND INVOLVE RISKS AND UNCERTAINTIES. SUCH FORWARD-LOOKING STATEMENTS INVOLVE ASSUMPTIONS, KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF AETHLON MEDICAL, INC TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. SUCH POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, THE COMPANY'S ABILITY TO RAISE CAPITAL WHEN NEEDED, THE COMPANY'S ABILITY TO COMPLETE THE DEVELOPMENT OF ITS PLANNED PRODUCTS, THE ABILITY OF THE COMPANY TO OBTAIN FDA AND OTHER REGULATORY APPROVALS PERMITTING THE SALE OF ITS PRODUCTS, THE COMPANY'S ABILITY TO MANUFACTURE ITS PRODUCTS AND PROVIDE ITS SERVICES, THE IMPACT OF GOVERNMENT REGULATIONS, PATENT PROTECTION ON THE COMPANY'S PROPRIETARY TECHNOLOGY, PRODUCT LIABILITY EXPOSURE, UNCERTAINTY OF MARKET ACCEPTANCE, COMPETITION, TECHNOLOGICAL CHANGE, AND OTHER RISK FACTORS. IN SUCH INSTANCES, ACTUAL RESULTS COULD DIFFER MATERIALLY AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THE RISKS ASSOCIATED WITH THE EFFECT OF CHANGING ECONOMIC CONDITIONS AND OTHER RISK FACTORS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.



                                       3